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                                                                    Exhibit 10.1

                                PROMISSORY NOTE

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
Borrower:  CARDIODYNAMICS INTERNATIONAL                Lender:   City National Bank, a National Banking Association
           CORPORATION, A CALIFORNIA CORPORATION                 Westside Commercial Banking Center #067000
           6175 Nancy Ridge Drive, Suite 300                     400 North Roxbury Drive, Third Floor
           San Diego, CA  92121                                  Beverly Hills, CA  90210
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 Principal Amount: $2,000,000.00                Date of Note:  February 25, 1999

 PROMISE TO PAY. CARDIODYNAMICS INTERNATIONAL CORPORATION, A CALIFORNIA CORPORATION ("Borrower") promises to pay to City National Bank, a National Banking Association ("Lender"), or order, in lawful money of the United States of America, the principal amount of Two Million & 00/100 Dollars
 ($2,000,000.00), together with interest on the unpaid principal balance from March 31, 1999, until paid in full.

 PAYMENT. Subject to any payment changes resulting from changes in the Index, Borrower will pay this loan in accordance with the following payment schedule:

        12 consecutive monthly interest payments, beginning May 1, 1999, with interest calculated on the unpaid principal balances at an interest rate of 0.00 percentage points over the Index described below; 23 consecutive monthly interest payments, beginning May 1, 2000, with interest calculated on the unpaid principal balances at an interest rate of 1.000 percentage points over the Index described below; 23 consecutive monthly principal payments of $83,333.33 each, beginning May 1, 2000, with interest calculated on the unpaid principal balances at an interest rate of 1.000 percentage points over the Index described below; and 1 principal and interest payment in the initial amount of $83,961.30 on April 1, 2002, with interest calculated on the unpaid principal balances at an interest rate of 1.000 percentage points over the Index described below. This estimated final payment is based on the assumption that all payments will be made exactly as scheduled and that the Index does not change; the actual final payment will be for all principal and accrued interest not yet paid, together with any other unpaid amounts under this Note.

 The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

 VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the City National Bank Prime Rate (the "Index"). Prime Rate shall mean the rate most recently announced by Lender at its principal office in Beverly Hills, California, as its "Prime Rate." Any change in the Prime Rate shall become effective on the same business day on which the Prime Rate shall change, without prior notice to Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each day. The Index currently is 7.750%. The interest rate or rates to be applied to the unpaid principal balance of this Note will be the rate or rates set forth above in the "Payment" section. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law. Whenever increases occur in the interest rate, Lender, at its option, may do one or more of the following: (a) increase Borrower's payments to ensure Borrower's loan will pay off by its original final maturity date, (b) increase Borrower's payments to cover accruing interest, (c) increase the number of Borrower's payments, and (d) continue Borrower's payments at the same amount and increase Borrower's final payment.

 PREPAYMENT; MINIMUM INTEREST CHARGE. In any event, even upon full prepayment of this Note, Borrower understands that Lender is entitled to a minimum interest charge of $100.00. Other than Borrower's obligation to pay any minimum interest charge, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, they will reduce the principal balance due and may result in Borrower making fewer payments.

 DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender and such failure continues for more than 10 days.
 (c) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (d) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws and such proceeding has not been dismissed within 10 days. (e) Any guarantor dies or any of the other events described in this default section occurs with respect to any guarantor of this Note. (f) A material adverse change occurs in Borrower's financial condition, or Lender reasonably believes the prospect of payment or performance of the Indebtedness is materially impaired.

 LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon Borrower's failure to pay all amounts declared due pursuant to this section, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the variable interest rate on this Note by 5.000 percentage points. Lender may hire or pay someone else to help collect this
 Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgement collection services. Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the State of California.
 If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Los Angeles County, the State of California. This Note shall be governed by and construed in accordance with the laws of the State of California.

 DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $10.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.
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02-25-1999                     PROMISSORY NOTE                            Page 2
Loan No 32692                    (Continued)
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  ADDITIONAL EVENT OF DEFAULT.  Any material default by Borrower or Allen E.
  Paulson, Guarantor, in the payment or performance of any obligation, or any default under any provisions of any contract or instrument pursuant to which any of such parties has incurred any obligation for borrowed money, any purchase obligation or any other liability of any kind to any person or entity, including Lender.

  GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

  PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

  BORROWER:

  CARDIODYNAMICS INTERNATIONAL CORPORATION, A CALIFORNIA CORPORATION


  By: /s/ Steve P. Loomis                 By: /s/ Michael K. Perry
      ---------------------------------       ---------------------------------
      STEVE P. LOOMIS, CHIEF FINANCIAL        MICHAEL K. PERRY, CHIEF EXECUTIVE
      OFFICER/SECY.                           OFFICER
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